Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-230-580) on Form S-8 of our report dated August 31, 2025 with respect to the consolidated financial statements of Citrine Global Corp.

/s/ Somekh Chaikin
Somekh Chaikin
Member Firm of KPMG International

Date: September 3, 2025